Exhibit 99.3

4th June, 2018

RISE Education Cayman Ltd

c/o Room 101, Jia He Guo Xin Mansion

No. 15 Baiqiao Street, Guangqumennei, Dongcheng District

Beijing 100062

People’s Republic of China

Re: Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

Ladies and Gentlemen,

We understand that RISE Education Cayman Ltd (the “Company”) plans to file a registration statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its public offering (the “Public Offering”).

We hereby consent to the references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including but not limited to the industry research report titled “China Junior English Language Training Market Study” (the “Rcport”), and any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20- F, Form 6-K or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Public Offering, and in other publicity materials in connection with the Public Offering.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully For and on behalf of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.
/s/ Yves Wang
Name:	Yves Wang
Title:	Managing Director, China

2